AMENDMENT TO SHARE EXCHANGE AGREEMENT

The undersigned hereby agree to amend the share exchange agreement among Tropic International Inc. (formerly known as Rockford Minerals Inc.), 1896432 Ontario Inc., Tropic Spa Inc. and the undersigned shareholders of Tropic Spa Inc. dated June 28, 2013 (the “Share Exchange Agreement”), as follows:

1.	The first sentence of Section 2.3 of the Share Exchange Agreement is hereby amended by adding the phrase “or authorize and direct Subco to update its securities register to reflect the issuance of such shares and state that such shares are uncertificated securities, in its sole discretion” to the end of that sentence.

2.	Section 3 of the Share Exchange Agreement is hereby amended by deleting the phrase “Priveco and the Selling Shareholders, jointly and severally, represent and warrant” and replacing it with “Priveco represents and warrants”.

3.	Section 6.1(f) of the Share Exchange Agreement is hereby amended by deleting the word “note” and replacing it with “not”.

4.	Section 8.5 of the Share Exchange Agreement is hereby deleted in its entirety and replaced with the following:

“8.5	Post-Closing Execution. At any time following the Closing Date, the remaining holders of Priveco Common Stock shall be entitled to become a party to this Agreement by executing and delivering a copy hereof to Pubco. Subco shall not be required to recognize any such holders as the owners of Subco Preferred Stock, or any rights pertaining thereto, as of any specific date or time following such execution and delivery, and the granting of such recognition shall be in Subco’s sole discretion.”

All other provisions of the Share Exchange Agreement remain unchanged, and except as amended hereby the Share Exchange Agreement remains in full force and effect.

This amendment shall be governed by and construed in accordance with the laws of the Province of Ontario applicable to contracts made and to be performed therein.

This amendment may be executed and delivered in counterparts and by electronic transmission, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

This amendment is effective as of February 17, 2015.

101063467 SASKATCHEWAN LTD.		2176526 ONTARIO INC.

Per:	/s/ James Deis	Per:	/s/ Jeffrey S. McQuade
	James Deis, President		Jeffrey S. McQuade, President

	/s/ Nandor Bajusz		/s/ Lloyd East
	NANDOR BAJUSZ		LLOYD EAST

FLAMAN SALES LTD.

	/s/ Rudy Flaman	Per:	/s/ Rudy Flaman
	RUDY FLAMAN		Rudy Flaman, Vice President

	/s/ Alan Gardiner		/s/ Paige Gray
	ALAN GARDINER		PAIGE GRAY

	/s/ William Brian Gray		/s/ Greg Halsall
	WILLIAM BRIAN GRAY		GREG HALSALL

J&J WINNY HOLDINGS LTD.		KAMANTHA ACRES LTD.

Per:	/s/ Jim Winny	Per:	/s/ David Marshall
	Jim Winny, President		David Marshall, President

	/s/ Regan Lazar		/s/ Anthony Marmora
	REGAN LAZAR		ANTHONY MARMORA

	/s/ John Marmora		/s/ Joanna Maund
	JOHN MARMORA		JOANNA MAUND

/s/ Jeffrey S. McQuade		/s/ Everett Moore
JEFFREY S. MCQUADE		EVERETT MOORE

/s/ Matthew Owens		/s/ Sandra Owens
MATTHEW OWENS		SANDRA OWENS

/s/ Rick Padulo		/s/ Joan Rampersad
RICK PADULO		JOAN RAMPERSAD

REO HOLDINGS COMPANY LTD.

/s/ Ken Rampersad	Per:	/s/ Rob Owens
KEN RAMPERSAD		Rob Owens, President

/s/ John Sutherland		/s/ David Weinrauch
JOHN SUTHERLAND		DAVID WEINRAUCH

/s/ Beverly Wentzell		/s/ Doug Worden
BEVERLY WENTZELL		DOUG WORDEN

TROPIC INTERNATIONAL INC.		1896432 ONTARIO INC.

Per:	/s/ John Marmora	Per:	/s/ John Marmora
	John Marmora, President		John Marmora, President

TROPIC SPA INC.

Per:	/s/ John Marmora
John Marmora, President